Exhibit 4.1

AVISTA CORPORATION
TO
CITIBANK, N.A.
As Successor Trustee under
Mortgage and Deed of Trust,
dated as of June 1, 1939
________________________
Sixtieth Supplemental Indenture
Providing among other things for a series of bonds designated
“First Mortgage Bonds, 3.91% Series due 2047”
Due December 1, 2047
________________________
Dated as of December 1, 2017

SIXTIETH SUPPLEMENTAL INDENTURE
THIS INDENTURE, dated as of the 1st day of December, 2017, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, New York 10013 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Sixtieth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.
WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Original Mortgage, as theretofore supplemented and amended) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and
WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and
WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto and amendatory thereof, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Fifty-ninth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Sixtieth Supplemental Indenture, being herein sometimes called the “Mortgage”); and
WHEREAS the Original Mortgage and the First through Fifty-eighth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Fifty-ninth Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and
WHEREAS the Fifty-ninth Supplemental Indenture, dated as of December 1, 2016, has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and
WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and
WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and
WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and
WHEREAS the Company now desires to amend Article XVIII of the Original Mortgage, as heretofore amended, to add provisions containing procedures relating to the solicitation by the Company of consents, waivers or other action by holders of the Outstanding bonds; and
WHEREAS the Company now desires to create a new series of bonds; and
WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS the execution and delivery by the Company of this Sixtieth Supplemental Indenture and the terms of the Bonds of the Sixty‑first Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this

Sixtieth Supplemental Indenture a valid, binding and legal instrument have been performed;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:
All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The Company hereby acknowledges that, as of the date of this Sixtieth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.
The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date of the Original Mortgage (except any in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.
PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely:  (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Sixtieth Supplemental Indenture being supplemental to the Mortgage.
AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:
ARTICLE I

Sixty-first Series of Bonds
SECTION 1. (I)    There shall be a series of bonds designated “First Mortgage Bonds, 3.91% Series due 2047” (herein sometimes referred to as the “Bonds of the Sixty-first Series”), each of which shall also bear the descriptive title First Mortgage Bond and the form thereof is set forth on Exhibit D hereto. The Bonds of the Sixty-first Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided.
(II)    The Bonds of the Sixty-first Series shall have the following terms and characteristics:
(a)    the Bonds of the Sixty-first Series shall be limited in aggregate principal amount to $90,000,000 (except for Bonds of such series authenticated and delivered upon transfer of or in exchange for, or in lieu of, other Bonds of such series);

(b)    the principal of Bonds of the Sixty-first Series shall (unless theretofore paid) be payable on the Stated Maturity Date (as hereinafter defined);
(c)    the Bonds of the Sixty-first Series shall bear interest at the rate of three and ninety-one one hundredths percentum (3.91%) per annum; interest on such Bonds shall accrue from and including December 14, 2017, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereinafter defined); and interest on such Bonds during any period for which payment is made shall be computed on the basis of a 360-day year consisting of twelve 30-days months;
(d)    the principal of and premium, if any, and interest on each Bond of the Sixty-first Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Sixty-first Series (other than interest payable at Maturity) shall be payable by check, in similar coin or currency, mailed to the registered owner thereof as of the close of business on the Record Date (as hereinafter defined) next preceding each Interest Payment Date; provided, however, that if such registered owner shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and, provided, further, that, so long as any Bond of the Sixty-first Series shall be held by (i) the original purchaser thereof under the Bond Purchase Agreement (as hereinafter defined) or (ii) any other Institutional Investor (as hereinafter defined) that (A) is the direct or indirect transferee of such Bond from such original purchaser and (B) has made the same agreement relating to such Bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on such Bond of the Sixty-first Series shall be payable in the manner specified in the Bond Purchase Agreement.
(e)    (i)    Prior to the Par Call Date (as hereinafter defined), the Bonds of the Sixty-first Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to the greater of
(A)    100% of the principal amount of the Bonds being redeemed, and
(B)    the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest that accrued prior to the redemption date) on the Bonds being redeemed, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, plus, in the case of either (A) or (B) above, whichever is applicable, accrued interest on such Bonds to the date of redemption.
(ii)    On or after the Par Call Date, the Bonds of the Sixty-first Series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued interest on such Bonds to the date of redemption.
(f)    (i)    “Par Call Date” means June 1, 2047.
(ii)    “Treasury Yield” means, with respect to any redemption of Bonds of the Sixty-first Series,
(A)    the yield to maturity reported in the Statistical Release, for the latest day for which such yields have been so reported as of the Calculation Date, for the U.S. Treasury constant maturity with a term equal to the remaining term of such Bonds, or
(B)    if there is no such U.S. Treasury constant maturity having a term equal to such remaining term, the yield to maturity determined by linear interpolation between (I) the U.S. Treasury constant maturity reported in the Statistical Release with the term next longer than such remaining term and (II) the U.S. Treasury constant maturity so reported with the term next shorter than such remaining term.
The Treasury Yield shall be rounded to two decimal places. The Treasury Yield shall be calculated as of the third business day preceding the earlier of (X) the date notice of redemption is mailed to holders of Bonds of the Sixty-first Series and (Y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).
(iii)    “Statistical Release” means the daily statistical release entitled “H.15 Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body.
(g)    If less than all of the outstanding Bonds of the Sixty‑first Series are to be redeemed, the principal amount to be redeemed shall be prorated among all of the holders of such Bonds in the proportion that their respective holdings bear to the aggregate principal amount of such Bonds outstanding on the date of selection. The portion of any Bond to be redeemed shall be in the principal amount of $1,000 or an integral multiple thereof and such rounding allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bond and the portions thereof so selected for redemption.
(h)    Except as provided in this subsection (II) of Section 1,
(i)    the Bonds of the Sixty-first Series shall not be redeemable prior to the Stated Maturity Date; and
(ii)    no amount other than the principal of and interest on the Bonds of the Sixty-first Series shall be payable in respect of such Bonds.
(III)    (a)    At the option of the registered owner, any Bonds of the Sixty-first Series, upon surrender thereof for cancellation at the office or agency of the
Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.
The Bonds of the Sixty-first Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of Bonds of the Sixty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Original Mortgage, but the Company hereby waives any right to make a charge in addition thereto or any exchange or transfer of Bonds of the Sixty-first Series; provided, however, that the Company shall not be required to make any transfer or exchange of any Bonds of the Sixty-first Series for a period of 10 days next preceding any Interest Payment Date or any selection of such Bonds for redemption, nor shall it be required to make any transfer or exchange of any Bonds of the Sixty-first Series which shall have been selected for redemption in whole or in part.
Unless and until the Company shall have delivered to the Trustee a written order to the contrary, the Bonds of the Sixty-first Series shall bear a legend as to restrictions on transfer substantially as set forth below:
The Bonds evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, pledged or otherwise transferred in contravention of the Securities Act.
(IV)    For all purposes of this Sixtieth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms listed below, when used with respect to the Bonds of the Sixty-first Series, shall have the meanings specified below:
“Bond Purchase Agreement” means the Bond Purchase Agreement, dated September 28, 2017, between the Company and the purchasers listed on Schedule A thereto.
“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
“Institutional Investor” means (a) any original purchaser of a Bond of the Sixty-first Series, (b) any holder of a Bond of the Sixty-first Series holding (together with one or more of its affiliates) more than $1,000,000 in aggregate principal amount of the Bonds of the Sixty-first Series, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Interest Payment Date” means June 1 and December 1 in each year, commencing June 1, 2018.
“Maturity” means the date on which the principal of the Bonds of the Sixty-first Series becomes due and payable, whether at the Stated Maturity Date, upon redemption or acceleration, or otherwise.
“Record Date”, with respect to any Interest Payment Date, means the close of business on the seventh Business Day preceding such Interest Payment Date.
“Stated Maturity Date” means December 1, 2047.
(V)    Notwithstanding the provisions of Section 106 of the Original Mortgage, as amended, the Company shall not cause any Bonds of the Sixty-first Series, or any portion of the principal amount thereof, to be deemed to have been paid as provided in such Section and its obligations in respect thereof to be deemed to be satisfied and discharged prior to the Maturity thereof unless the Company shall deliver to the Trustee either:
(a)    an instrument wherein the Company, notwithstanding the effect of Section 106 of the Original Mortgage, as amended, in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional government obligations (meeting the requirements of Section 106), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Section 106; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent accountant showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or
(b)    an Opinion of Counsel to the effect that the holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
(VI)    Anything in this Sixtieth Supplemental Indenture or the Bonds of the Sixty-first Series to the contrary notwithstanding, any payment of principal of or premium, if any, or interest on any Bond of the Sixty-first Series that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided, however, that if the Maturity date of any Bond is a date other than a Business Day, the payment otherwise due at Maturity shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
(VII)    The Bonds of the Sixty-first Series shall have such further terms as are set forth in Exhibit D hereto. If there shall be a conflict between the terms of the form of bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law.
ARTICLE II

Outstanding Bonds
Upon the delivery of this Sixtieth Supplemental Indenture, Bonds of the Sixty-first Series in an aggregate principal amount of $90,000,000 are to be issued and will be Outstanding, in addition to $2,021,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Sixtieth Supplemental Indenture.
ARTICLE III

Amendments of Mortgage
SECTION 1. Section 113 and Section 116 of the Original Mortgage, as heretofore amended, are hereby amended as set forth in Exhibit E hereto.

SECTION 2. Exhibit E(1) to the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, is hereby amended to correct the typographical error therein by deleting from the primary granting clause contained in the Original Mortgage, as proposed to be amended and set forth in such Exhibit E(1), the words “all motor vehicles and automobiles”.
ARTICLE IV

Prospective Amendments of Original Mortgage
SECTION 1. Each initial and subsequent holder of Bonds of the Sixty-first Series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the amendments of the Original Mortgage, as heretofore amended, contemplated in Article III of the Fifty-eighth Supplemental Indenture, dated as of December 1, 2015, and set forth in Exhibit E(1) thereto, as amended in Section 2 of Article III of this Sixtieth Supplemental Indenture, and in Exhibits E(2) and E(3) thereto.
ARTICLE V

Miscellaneous Provisions
SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Sixtieth Supplemental Indenture, have the meanings specified in the Original Mortgage.
SECTION 2.     The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixtieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Sixtieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixtieth Supplemental Indenture.
SECTION 3.     Whenever in this Sixtieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixtieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.     Nothing in this Sixtieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto, the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixtieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixtieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds Outstanding under the Mortgage.
SECTION 5.     This Sixtieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6.     The titles of the several Articles of this Sixtieth Supplemental Indenture shall not be deemed to be any part thereof.
________________________

IN WITNESS WHEREOF, on the 11th day of December, 2017, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 11th day of December, 2017, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By:	/s/ MARK T. THIES
	Name:	Mark T. Thies
	Title:	Senior Vice President and Chief Financial Officer

Attest:

/s/ SUSAN Y. FLEMING
Name:	Susan Y. Fleming
Title:	Assistant Corporate Secretary
Executed, sealed and delivered
by AVISTA CORPORATION
in the presence of:

/s/ PATRICE K. GORTON
Name:	Patrice K. Gorton

/s/ JASON E. LANG
Name:	Jason E. Lang

CITIBANK, N.A., AS TRUSTEE

By:	/s/ CAMILLE TOMAO
	Name:	Camille Tomao
	Title:	Vice President

Attest:

/s/ DANNY LEE
Name:	Danny Lee
Title:	Authorized Signatory

Executed, sealed and delivered
by CITIBANK, N.A.,
as trustee, in the presence of:

/s/ ANTHONY BAUSA
Name:	Anthony Bausa, Authorized Signatory

/s/ LOUIS PISCITELLI
Name:	Louis Piscitelli, Authorized Signatory

STATE OF WASHINGTON )
) ss.:
COUNTY OF SPOKANE    )
On the 11th day of December, 2017, before me personally appeared Mark T. Thies, to me known to be a Senior Vice President and the Chief Financial Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 11th day of December, 2017, before me, a Notary Public in and for the State and County aforesaid, personally appeared Mark T. Thies, known to me to be a Senior Vice President and the Chief Financial Officer of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ DEBBIE DEUBEL
Notary Public

DEBBIE DEUBEL
Notary Public
State of Washington
Commission Expires May 9, 2021

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK    )
On the 14th day of December, 2017 before me personally appeared Danny Lee, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that she was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 14th day of December, 2017, before me, a Notary Public in and for the State and County aforesaid, personally appeared Danny Lee, known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ NOREEN SANTOS
NOREEN SANTOS
Notary Public, State of New York
Registration # 01SA6228750
Qualified in Nassau County
Certificate filed in New York County
Commission Expires September 27, 2018

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6% Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Eighteenth	June 1, 1980		None
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	36,000,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000
Thirty-sixth	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Thirty-eighth	May 1, 2005	37 38	Collateral Series 2005B Collateral Series 2005C	66,700,000 17,000,000	None None
Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000
Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	None
Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
Forty-second	April 1, 2008	42	5.95% Series due 2018	250,000,000	250,000,000
Forty-third	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
Forty-fourth	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
Forty-fifth	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
Forty-sixth	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000
Forty-seventh	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
Forty-eighth	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
Forty-ninth	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	52,000,000 35,000,000
Fiftieth	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
Fifty-first	February 1, 2011	53	Collateral Series 2011A	400,000,000	None
Fifty-second	August 1, 2011		None
Fifty-third	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
Fifty-fourth	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
Fifty-fifth	August 1, 2013	56	Collateral Series 2013A	90,000,000	None
Fifty-sixth	April 1, 2014	57	Collateral Series 2014A	400,000,000	400,000,000
Fifty-seventh	December 1, 2014	58	4.11% Series due 2044	$60,000,000	$60,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Fifty-eighth	December 1, 2015	59	4.37% Series due 2045	$100,000,000	$100,000,000
Fifty-ninth	December 1, 2016	60	3.54% Series due 2051	$175,000,000	$175,000,000
TOTAL OUTSTANDING					$2,021,700,000

EXHIBIT B

FILING AND RECORDING OF
FIFTY-NINTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES
					Financing Statement Document Number
State	Office of		Date
Washington	Secretary of State		4/19/17		2017-109-3141-1
Idaho	Secretary of State		4/3/17		2017-1191369-3
Montana	Secretary of State		4/3/17		1704031633990
Oregon	Secretary of State		4/3/2017		91144411

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Washington
Adams	Auditor	3/10/17	315344	N/A	N/A	N/A
Asotin	Auditor	3/9/17	352881	N/A	N/A	N/A
Benton	Auditor	3/10/17	2017-006317	N/A	N/A	N/A
Douglas	Auditor	3/10/17	3202037	N/A	N/A	N/A
Ferry	Auditor	3/10/17	0288122	N/A	N/A	N/A
Franklin	Auditor	3/13/17	1859207	N/A	N/A	N/A
Garfield	Auditor	3/10/17	20170100	N/A	N/A	N/A
Grant	Auditor	3/10/17	1375391	N/A	N/A	N/A
Klickitat	Auditor	3/14/17	1122546	N/A	N/A	N/A
Lewis	Auditor	3/13/17	3462126	N/A	N/A	N/A
Lincoln	Auditor	3/10/17	2017 0474711	116	2926-2958	N/A
Pend Oreille	Auditor	3/10/17	20170327687	N/A	N/A	N/A
Skamania	Auditor	3/13/17	2017000516	N/A	N/A	N/A
Spokane	Auditor	3/9/17	6584400	N/A	N/A	N/A
Stevens	Auditor	3/10/17	2017 0001641	N/A	N/A	N/A
Thurston	Auditor	3/14/17	4553619	N/A	N/A	N/A
Whitman	Auditor	3/9/17	740094	N/A	N/A	N/A

Idaho
Benewah	Recorder	3/6/17	276623	N/A	N/A	N/A
Bonner	Recorder	3/6/17	904236	N/A	N/A	N/A
Boundary	Recorder	3/6/17	270005	N/A	N/A	N/A
Clearwater	Recorder	3/6/17	230509	N/A	N/A	N/A
Idaho	Recorder	3/6/17	508073	N/A	N/A	N/A
Kootenai	Recorder	3/6/17	2585242000	N/A	N/A	N/A
Latah	Recorder	3/13/17	584334	N/A	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES
County	Office of	Real Estate Mortgage Records				Financing Statement Document Number
		Date	Document Number	Book	Page
Idaho (cont.)
Lewis	Recorder	3/6/17	145324	N/A	N/A	N/A
Nez Perce	Recorder	5/26/17	849266	N/A	N/A	N/A
Shoshone	Recorder	3/6/17	488465	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	4/14/17	353145	144	859-891	N/A
Broadwater	Clerk & Recorder	3/14/17	176958	177	237	N/A
Golden Valley	Clerk & Recorder	3/14/17	82765	M		N/A
Meagher	Clerk & Recorder	3/14/17	143661	N/A	N/A	N/A
Mineral	Clerk & Recorder	3/14/17	116279	N/A	N/A	N/A
Rosebud	Clerk & Recorder	5/9/17	0116910	152MG	47-79	N/A
Sanders	Clerk & Recorder	3/13/17	305671	N/A	N/A	N/A
Stillwater	Clerk & Recorder	3/13/17	368151	N/A	N/A	N/A
Treasure	Clerk & Recorder	3/14/17	83482	22	462	N/A
Wheatland	Clerk & Recorder	3/13/17	109563	M	28075-28107	N/A
Yellowstone	Clerk & Recorder	3/21/17	3808763	N/A	N/A	N/A

Oregon
Douglas	Recorder	4/18/17	2017-006921	N/A	N/A	N/A
Jackson	Recorder	4/18/17	2017-012959	N/A	N/A	N/A
Josephine	Recorder	4/17/17	2017-005046	N/A	N/A	N/A
Klamath	Recorder	4/18/17	2017-004053	N/A	N/A	N/A
Morrow	Recorder	4/17/17	2017-40095	N/A	N/A	N/A
Union	Recorder	4/17/17	20171243	N/A	N/A	N/A
Wallowa	Recorder	4/20/17	00076337	N/A	N/A	N/A

B-2

EXHIBIT C
PROPERTY ADDITIONS

First

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES of the Company, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington, to wit:

(1)
Spokane County, Washington: “Garden Springs Substation Expansion”, granted by: Julie Graves; All that portion of the Southwest Quarter of the Southeast Quarter of Section 27, Township 25 North, Range 42 East W.M. Lying Southeasterly of the Southeasterly line of State Highway No. 2 and all, Geiger Field to Spokane West Corporate limits as deeded to the State of Washington by Warranty Deed filed June 23, 1961 as Auditors No. 791125B, and Southwesterly of the Southwesterly line of relocated Abbott Road, in The County of Spokane, State of Washington. Except the South 660 feet thereof; and except that portion deeded to the State of Washington by Warranty Deed recorded July 21, 1993 under auditors file no. 9307210479. Evidenced by Deed recorded as Auditor number 6564844 on December 21, 2016.

(2)
Spokane County, Washington: “Irvin Substation”, granted by: Hanson Industries, Inc; that portion of the East Half of the Southwest Quarter and Government Lot 6 In Section 3, Township 25 North, Range 44, and that portion of government lots 7 and 8 in the North Half of the Southwest Quarter of Section 3, Township 25 North, Range 44, and that portion of Government Lots 7 And 8 in the North Half of the Southwest Quarter Of Section 3, Township 25 North, Range 44, and that portion of the North Half of the South Half and Government Lot 7 Of Section 3, Township 25 North, Range 44 East W.M., in Spokane County, Washington. Evidenced by Statutory Warranty Deed recorded as Auditor number 6616837 on June 29, 2017.

(3)
Spokane County, Washington: “Waikiki Substation”, granted by Keith A. Anderson and Jane Anderson; Real property in the County of Spokane, State of Washington, described as follows: Parcel 1 Lot 13 in Block 1 of Holmes Acre Tracts as per Plat thereof recorded in Volume 1 of Plats, Page 91; Situate in the County of Spokane, State of Washington. Parcel 2 Tracts “A” and “B” of Short Plat 83-265, According to Plat Recorded in Book 2 of Short Plats, Page 94, in Spokane County, Washington. Evidenced by Statutory Warranty Deed recorded as Auditor number 6663622 on December 1, 2017.

(4)
Stevens County, Washington: “Valley Substation”, granted by: William R. Agee; A portion of the Northwest Quarter of the Northeast Quarter of Section 35, Township 31 North, Range 40 East, W.M., in Stevens County, Washington, further described as follows: Commencing at the Northwest corner of the NE1/4 of Said Section 35; thence, along the North line of said NE1/4, South 89°21’04” East a distance of 106.64 feet to the Point of Beginning for this description; thence, continuing along said North line, South 89°21’04” East a distance of 283.36 feet; thence South 00°29’22” a distance of 85.37 feet; thence North 89°21’04” West a distance of 33.96 feet; thence South 37°01’19” West a distance of 257.57 feet; thence North 70°57’06” West a distance of 101.16 feet; thence North 12°28’19” East a distance of 130.54 feet; thence, along a curve to the left, having an arc length of 139.81 feet, a radius of 170.00 feet, a chord bearing North 11°05’16” West a chord length of 135.90 feet to the Point of Beginning. Evidenced by Deed recorded as Auditor number 2017-0002379 on April 12, 2017.

Second

ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s hydroelectric generation developments for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the State of Washington, the State of Montana and the State of Idaho to wit:

(1)
Lincoln County, Washington: “Hunter Mitigation Property”, granted by: Carolyn J. Flaa, Shirley Ann Anderson and Susan A. Sheets; The North Half of the Northwest Quarter of the Southeast Quarter, Section 24, Township 27 North, Range 39 E.W.M., records of Lincoln County, Washington. Evidenced by Deed recorded as Auditor number 2016 0474228 on December 30, 2016.

(2)
Sanders County, Montana: “Fox Bull River Property” granted by: Dana Fox, Successor Trustee of the Sandra D. Fox Family Trust; Tract 4 of Conifer Meadows Subdivision in the Northwest Quarter of Section 34, Township 27 North, Range 33 West, PMM and the Northwest Quarter of Section 35, Township 27 North, Range 33 West, PMM, according to Certificate of Survey No. 54, records of Sanders County Clerk and Recorder’s office, EXCEPTING THEREFROM that portion of land conveyed to the Montana Department of Transportation by Bargain and Sale Deed recorded September 5, 2001 as Instrument No. 243599, Micro No. 35003, Sanders County Records. As evidenced by Warranty Deed recorded as Auditor number 307520 on September 7, 2017.

(3)
Sanders County, Montana: “Warme” granted by Christopher J. Warme, Trustee of the Christopher J. Warme Revocable Trust dated January 28, 2009.: A tract of land in the N1/2 of Section 14, Township 21 North, Range 29 West, PMM, Sanders County, Montana, further described on Certificate of Survey No. 347, on file in the office of the Clerk and Recorder of Sanders County, Montana. EXCEPTING THEREFROM that portion heretofore conveyed by Bargain and Sale Deed recorded at Micro No. 1287, Sanders County Records. As evidenced by Warranty Deed recorded as Auditor Number 307639 on September 18, 2017.

(4)
Bonner County, Idaho: “D&N” granted by D & N Properties Limited Partnership, an Idaho limited partnership and Nancy J. Lewis, an unmarried woman: That portion lying North of the Burlington Northern Railroad Right of Way and South of Clark Fork River less the East 100 feet located in the East Half of the Northeast Quarter, Section 30, Township 55 North, Range 3 East, Boise Meridian, Bonner County Idaho. Also Excepting therefrom the original 400 feet wide Northern Pacific Railway Company Charter Right of Way. As evidenced by Warranty Deed recorded as Auditor Number 914737 on November 20, 2017.

Third

BUSINESS OFFICE(S) AND/OR MISCELLANEOUS REAL ESTATE, in the State of Washington and the State of Idaho, to wit:

(1)
Adams County, Washington: “Ritzville Office”, granted by: Dennis Hollis; Those portions of Lots 14,15 and 16, Block 32, lying Northwesterly of PSH No. 11, except the Northwesterly 10 feet thereof, Northern Pacific Addition to the Town of Ritzville, according to the plat thereof of record in the office of the Auditor of Adams County, Washington. Evidenced by Statutory Warranty Deed recorded as Auditor number 315036 on January 31, 2017.

(2)
Adams County, Washington: “Ritzville Office”, granted by: Lori Jean Tison, Mark Leslie Tison, Stephen Michael Tison; That portion of Lots 9 through 13, inclusive, lying Northwesterly of PSH No.11, Block 32, Northern Pacific Addition to the Town of Ritzville, according to the plat thereof of record in the office of the Auditor of Adams County, Washington; except the Northwesterly 10 feet of said lots adjacent to First Street. Evidenced by Statutory Warranty Deed recorded as Auditor number 315035 on January 31, 2017.

(3)
Spokane County, Washington: “Project Center – The Swamp”, granted by: Joseph E. Crosby, Jr.: Lots 1 and 2, being all of Block 13, Cannon’s Addition, According to Plat Recorded in Volume “B” of Plats, Page 52, in the City of Spokane, Spokane County, Washington. Evidenced by Deed recorded as Auditor number 6608076 on May 31, 2017.

(4)
Kootenai County, Idaho: “CDA Facility”, granted by Dale R. Woodard; That portion on the Northeast Quarter of the Southeast Quarter described as follows: Commencing at a point 330 feet south of the Northeast corner of the Northeast Quarter of the Southeast Quarter of Section 12, Township 50 North, Range 4 W.B.M., thence running West 270 feet; thence North 175 feet; thence East 270 feet; thence South 175 feet to the place of beginning, less that portion thereof used for street purposes over the east end thereof. As evidenced by Statutory Warranty Deed recorded as Auditor number 2622660000 on December 1, 2017.

(5)
Kootenai County, Idaho: “CDA Facility”, granted by Gary D. Williams and Darlene S. Williams; That portion of the following described property lying East of the Easterly Right of Way of Interstate 90: Commencing at the Northeast corner of the Northeast Quarter of the Southeast Quarter of Section Twelve, in Township 50 North, Range 4 W.B.M., and running due West 1320 feet; thence due South 330 feet; thence due East 1320 feet; and thence due North 330 feet; to the Place of Beginning; Except: Commencing at the Northeast corner of the Northeast Quarter of the Southeast Quarter of Section 12, Township 50 North, Range 4 W.B.M., Kootenai County, Idaho; thence running West 270 feet, along the Northern line of said Northeast Quarter of the Southeast Quarter, to the real Point of Beginning; thence West along said North line of said Quarter Section, 950 feet, being the Eastern line of the abandoned railroad right-of-way; thence at right angles South a distance of 330 feet; thence East parallel with the North line of said Quarter Section, a distance of 950 feet; thence North to the real Point of Beginning, which said parcel is now known as the Locust Addition Plat. And Except: Commencing at a point 330 feet South of the Northeast corner of the Northeast Quarter of the Southeast Quarter of Section 12, Township 50 North, Range 4 W.B.M., Kootenai County, Idaho; thence running West 270 feet; thence North 175 feet; thence East 270 feet, thence South 175 feet; to the Place of Beginning, less that portion thereof used for street purposes over the East end thereof. And except: that portion for road right of way along the East line thereof. As evidenced by Statutory Warranty Deed recorded as Auditor number 2622655000 on December 1, 2017.

EXHIBIT D
(Form of Bond)
PPN: 05379B D*5
AVISTA CORPORATION
First Mortgage Bond, 3.91% Series due 2047

REGISTERED	REGISTERED

NO. _________________	$_______________

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to
, or registered assigns, on December 1, 2047 (the “Stated Maturity Date”)

DOLLARS
and to pay the registered owner hereof interest thereon semi-annually in arrears on June 1 and December 1 in each year (each such date, an “Interest Payment Date”), commencing June 1, 2018, and at Maturity (as hereinafter defined), at the rate of three and ninety-one one hundredths percentum (3.91%) per annum computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company’s obligation with respect to the payment of such principal shall have been discharged. This bond shall bear interest from December 14, 2017 or from the most recent Interest Payment Date on or prior to the date of this bond to which interest on the bonds of this series has been paid.

Dated:	AVISTA CORPORATION

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE
This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By:
Authorized Signatory

The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the seventh Business Day preceding each Interest Payment Date (each such date being herein called a “Record Date”); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner; and provided further that, so long as this Bond shall be held by (a) the original purchaser hereof under the Bond Purchase Agreement (as defined in the Sixtieth Supplemental Indenture referred to below) or (b) any other Institutional Investor (as defined in such Supplemental Indenture) that (i) is the direct or indirect transferee of this bond from such original purchaser and (ii) has made the same agreement relating to this bond as such original purchaser made in Section 8.2 of the Bond Purchase Agreement, payment of principal of and premium, if any, and interest on this Bond shall be payable in the manner specified in the Bond Purchase Agreement. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.
This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 3.91% Series due 2047, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Sixtieth Supplemental Indenture, dated as of December 1, 2017 (the “Sixtieth Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage”. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.
The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof. Each initial and subsequent holder of bonds of this series, by virtue of its acquisition of an interest therein, shall be deemed, without further act, to have consented to the prospective amendments to the Original Mortgage set forth in the Sixtieth Supplemental Indenture.
The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.
As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.
The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.
In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Prior to the Par Call Date (as hereinafter defined), the bonds of this series shall be redeemable in whole at any time or in part from time to time, at the option of the Company, upon notice mailed as provided in Section 52 of the Mortgage, at a redemption price equal to the greater of
(a)    100% of the principal amount of the bonds being redeemed, and
(b)    the sum of the present values of the remaining scheduled payments of principal of and interest (not including any portion of any scheduled payment of interest that accrued prior to the redemption date) on the bonds being redeemed, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as hereinafter defined) plus 50 basis points, plus, in the case of either (a) or (b) above, whichever is applicable, accrued interest on such bonds to the date of redemption.
On or after the Par Call Date, the bonds of this series shall be redeemable in whole at any time, or in part from time to time, at the option of the Company, upon notice mailed as aforesaid, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued interest on such bonds to the date of redemption.
“Par Call Date” means June 1, 2047.
“Treasury Yield” means, with respect to any redemption of bonds of this series,
(a)     the yield to maturity reported in the Statistical Release, for the latest day for which such yields have been so reported as of the Calculation Date, for the U.S. Treasury constant maturity with a term equal to the remaining term of such bonds, or
(b)    if there is no such U.S. Treasury constant maturity having a term equal to such remaining term, the yield to maturity determined by linear interpolation between (i) the U.S. Treasury constant maturity reported in the Statistical Release with the term next longer than such remaining term and (ii) the U.S. Treasury constant maturity reported in the Statistical Release with the term next shorter than such remaining term.

The Treasury Yield shall be rounded to two decimal places. The Treasury Yield shall be calculated as of the third business day preceding the earlier of (x) the date notice of redemption is mailed to holders of bonds of this series and (y) the date irrevocable arrangements with the Trustee for the mailing of such notice shall have been made, as the case may be (the “Calculation Date”).
“Statistical Release” means the daily statistical release entitled “H.15 Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System, or any successor entity; or, if such Board of Governors no longer publishes the information contained in such statistical release, a publication containing similar information published by the U.S. Department of the Treasury, or any successor or other U.S. governmental body.
Except as provided above, (a) the bonds of this series are not redeemable prior to their stated maturity date and (b) no amount other than the principal of and interest on the bonds of this series shall be payable in respect of such bonds.
No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.
____________________

ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _________________________________, Attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.
Dated: _________________
__________________________
[signature of assignor]
Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alternation or enlargement or any change whatsoever.

EXHIBIT E
AMENDMENTS OF ORIGINAL MORTGAGE
(1)    Section 116 in Article XVIII of the Original Mortgage, as heretofore amended, is hereby amended by inserting at the end thereof a new subsection (D) reading as follows:
(D)    Anything in this Article XVIII to the contrary notwithstanding, the Company may, at its option, by written order, fix in advance a record date for the determination of holders of the bonds of any or all series entitled to give any consent, waiver or other action solicited by the Company, but the Company shall have no obligation to do so. If any such record date is fixed, such consent, waiver or other action may be given before or after such record date, but only the holders of record of bonds at the close of business on such record date shall be deemed to be holders of bonds for the purposes of determining (a) whether holders of the requisite proportion of the Outstanding bonds, or the Outstanding bonds of any one or more series, have given such consent, waiver or other action (and for that purpose the Outstanding bonds, or the Outstanding bonds of any one or more series, shall be computed as of such record date) and/or (b) which holders of bonds may revoke any such action; and any such action, given as aforesaid, shall be effective whether or not the holders of bonds that gave such action remain holders of such bonds after such record date and whether or not the bonds held by such holders remain Outstanding after such record date.
(2)    Subsection (A) of Section 116 in Article XVIII of the Original Mortgage, as heretofore amended, is hereby amended by inserting, immediately following the second reference to the “Corporate Trustee”, the following:
or, if a record date shall have been fixed as contemplated in subsection (D) of this Section 116, at the close of business on such record date,
(3)    Section 113 in Article XVIII of the Original Mortgage, as heretofore amended, is hereby amended by inserting, immediately following the proviso in the first sentence of the second paragraph thereof, a further proviso reading as follows:
; and provided, further, for the avoidance of doubt, that, if the Company, or any such corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall have offered to purchase or otherwise acquire bonds of any one or more series, whether pursuant to a cash offer, exchange offer or otherwise, no such bonds shall be deemed to be owned or held by or for the account of or for the benefit or interest of the Company or such corporation unless and until the Company or such corporation, as the case may be, shall have delivered or caused to be delivered the cash and/or exchange securities and/or other

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consideration to be delivered, and otherwise shall have satisfied all its obligations, in such transaction.

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